EXECUTIVE EMPLOYMENT AGREEMENT

                                     BETWEEN

            ALCOHOL SENSORS INTERNATIONAL, LTD. AND JOSEPH M. LIVELY


     This EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is dated as of September 1, 1998 (the "Effective Date"), between ALCOHOL SENSORS INTERNATIONAL, LTD., a New York corporation (the "Corporation"), and JOSEPH M. LIVELY (the "Executive").

               WHEREAS, the Corporation desires to employ Executive as the Corporation's President and Chief Operating Officer, upon the terms and conditions as hereinafter set forth; and

               WHEREAS, Executive desires to accept such employment with the Corporation upon such terms and conditions.


     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and other good and valuable consideration, the receipt and adequacy is hereby acknowledged, the parties hereto agree as follows:

1.   Employment and Duties.

     (a) The Corporation hereby employs Executive and Executive accepts the employment with the Corporation in the positions of President and Chief Operating Officer of the Corporation.

     (b) As President and Chief Operating Officer of the Corporation, Executive shall perform such duties and services, consistent with such positions, as may be assigned to Executive from time to time by the Board of Directors of the Corporation (the "Board") or the Board's designee.

     (c) Executive covenants and agrees to perform faithfully and to the best of Executive's abilities such duties and other reasonable executive duties and responsibilities assigned to Executive from time to time by the Board or the Board's designee.

     (d) The Corporation hereby covenants and agrees that, for the term of this Agreement, the Board will nominate and use the Board's best efforts to cause the election of Executive as a member of the Board.

2.   Term of Agreement.

     (a) Subject to the terms and conditions set forth in this Agreement, the term of Executive's employment by the Corporation and this Agreement shall commence on the Effective Date and shall terminate on the third anniversary of the Effective Date (the "Initial Term").

     (b) The term of employment of Executive and this Agreement, as set forth in Paragraph 2(a) above, shall automatically be extended, without any further action by the Corporation or Executive, for successive one year periods (each, an "Option Term" and, collectively with the Initial Term, the "Term of this Agreement"), on the same terms and conditions as set forth in this Agreement. If either party shall desire to terminate Executive's employment by the Corporation or this Agreement, at the end of the Initial Term or any Option Term, such party shall give written notice of such desire to the other party at least 90 days prior to the expiration of the Initial Term or such Option Term, as the case may be. At the expiration of the Initial Term or then existing Option Term, as the case may be, the Corporation shall have no further obligation to Executive, and Executive shall have no further obligation to Corporation, except with respect to (i) Executive's obligations to the Corporation pursuant to Sections 7, 8 and 10, (ii) the Corporation's obligations to Executive pursuant to Section 5 and
(iii)  any  other  obligations  the  Corporation  may have to  Executive  and/or

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Executive  may  have to the  Corporation  under  applicable  law  governing  the relationship of an employer to an employee and/or an employee to an employer upon and following termination of such relationship.


3. Time to be Devoted to Employment. Executive agrees to devote Executive's full time, attention, efforts, loyalties and energies to the business and affairs of the Corporation. Notwithstanding the immediately preceding sentence, Executive shall be permitted to devote a reasonable amount of time, attention and energies to reasonable community activities and public affairs, provided such engagement shall not in any way conflict with the business of any of the Companies (as such term is defined in Section 4).


4. Restriction on Other Employment; Relationship of Corporation to Parent and the Companies.
     (a) During the term of employment and the term of this Agreement, Executive agrees that, without the prior approval of the Board, Executive shall not accept a membership on or otherwise become a member of a board of directors, act as an officer, employee or consultant or engage in any other business activity, whether or not such other business is a similar or competing business with the Corporation or any subsidiary (each, a "Company" and, together with the Corporation, the "Companies") or parent ("Parent") of the Corporation, whether presently existing or hereafter created or acquired, that would in any way conflict with the business of any of the Companies or the time required by Executive to perform Executive's duties to the Corporation. It is expressly acknowledged by the Corporation that Executive is a director of Medibasics Technologies, Inc. and the Corporation agrees to permit Executive to continue in such capacity, provided that such entity does not enter a business which is similar or competing with the Companies or Parent or the time which Executive is required to devote to such entity would conflict with the time required by Executive to perform Executives' duties to the Companies.

     (b) It is expressly understood that the Corporation may require Executive to devote Executive's efforts and be assigned duties relating to the operations of any or all of the Companies, without further compensation from the Corporation or any of the Companies. It is understood and agreed that Executive will hold the same offices with all of the Companies as Executive shall hold under this Agreement, unless the Board, in the Board's sole discretion, shall determine otherwise.

5.   Compensation; Reimbursement.

     (a) Commencing as of the Effective Date, the Corporation shall pay to Executive an annual base salary (the "Base Salary") of $150,000 ($182,500, as of January 1, 1999), payable in equal weekly installments or in the manner and on the timetable which the Corporation's payroll is customarily handled or at such intervals as the Corporation and Executive may hereafter agree to from time to time. Commencing with the first anniversary of the Effective Date and on each anniversary thereafter during the Term of this Agreement (each, a "Base Salary Adjustment Date"), the Base Salary shall be subject to a cost of living adjustment equal to the Base Salary as in effect on such Base Salary Adjustment Date multiplied by a fraction, the numerator of which shall be the Consumer Price Index for the New York/New Jersey Metropolitan Area (All Employees) as published by the Bureau of Labor Statistics of the United States Department of Labor (the "COLA Index") in effect on such Base Salary Adjustment Date and the denominator of which shall be the COLA Index in effect on the later of the Effective Date or the immediately preceding Base Salary Adjustment Date. In any year in which the COLA Index is not available, the Board shall, in the Board's reasonable discretion, find and use a similar governmental publication or similar criteria for the COLA Index to be used for the numerator for the purposes of this Paragraph 5(a) and shall, retroactively, establish the COLA Index to be used for the denominator for the purposes of this Paragraph 5(a) using such similar publication or criteria. Executive's Base Salary may, but is not required to, be increased from time to time, based upon Executive's performance and other relevant factors, as the Board may deem appropriate, without affecting any other provisions of this Agreement. Once so increased in accordance with the immediately preceding sentence, the Base Salary may not be thereafter decreased without the prior written consent of Executive.

     (b) In addition to receiving the Base Salary provided for in Paragraph 5(a), Employee shall be entitled to receive the following incentive compensation (the "Incentive Compensation") based upon the annual Discretionary Income (as hereinafter defined) of the Companies on a consolidated basis:


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               (i) Executive shall be entitled to receive Incentive Compensation in the amount of $50,000 if the Discretionary Income for the 1998 calendar year shall equal or exceed $1, payable no later than April 30, 1999;
               (ii)   Executive   shall  be   entitled   to  receive   Incentive
     Compensation in the amount equal to 4% of all Discretionary Income for the 1999 calendar year, payable no later than April 30, 2000;
               (iii)   Executive   shall  be  entitled   to  receive   Incentive
     Compensation in the amount equal to 4% of all Discretionary Income for the 2000 calendar year, payable no later than April 30, 2001; and
               (iv)   Executive   shall  be   entitled   to  receive   Incentive
     Compensation in the amount equal to 4% of all Discretionary Income for each of the 2001 calendar year and each calendar year thereafter, provided that this Agreement shall be in effect on the last day of such calendar year.

          Each such Incentive Compensation amounts to be payable no later than April 30th of the calendar year following the calendar year in which the Discretionary Income is applicable. Along with a check in the amount of the Incentive Compensation, Executive shall receive a schedule, prepared by the Chief Financial Officer of the Corporation, setting forth the amount of the Incentive Compensation and a description of the manner in which it was calculated.

          For purposes of this Agreement, "Discretionary Income" shall mean the annual net consolidated income after taxes of the Companies, determined by the certified public accounting firm of the Corporation or Parent, if Parent shall then be in existence, calculated in accordance with generally accepted accounting principles, minus all Incentive Compensation payments due or owing pursuant to this Paragraph 5(b) and all extraordinary items. The calculation of Discretionary Income for purposes of this Paragraph 5(b) shall not include any transactions between or among the Companies.

     (c) In addition to receiving the Base Salary provided for in Paragraph 5(a) and the Incentive Compensation, if any, provided for in Paragraph 5(b), during the Term of this Agreement, Employee shall be entitled to receive a car allowance (the "Car Allowance") of $600 per month, payable in advance, commencing as of the first day of the first calendar month following the Effective Date. It is agreed by the parties hereto that the payment of the Car Allowance is in lieu of any right of Executive to reimbursement of costs related the use by Executive of Executive's personal motor vehicle, including, but not limited to, insurance, repair, maintenance, mileage charges and fuel costs, but does not include parking and toll charges (the "Other Car Expenses") reasonably incurred on the Corporation's behalf, such Other Car Expenses to be reimbursed by the Corporation upon submission of a detailed accounting for such Other Car Expenses by Executive to the Corporation. Commencing with the first anniversary of the Effective Date and on each anniversary thereafter during the Term of this Agreement (each, a "Car Allowance Adjustment Date"), the Car Allowance shall be subject to a cost of living adjustment equal to the Car Allowance as in effect on such Car Allowance Adjustment Date multiplied by a fraction, the numerator of which shall be the COLA Index in effect on such Car Allowance Adjustment Date and the denominator of which shall be the COLA Index in effect on the later of the Effective Date or the immediately preceding Car Allowance Adjustment Date. In any year in which the COLA Index is not available, the Board shall, in the Board's reasonable discretion, find and use a similar governmental publication or similar criteria for the COLA Index to be used for the numerator for the purposes of this Paragraph 5(c) and shall, retroactively, establish the COLA Index to be used for the denominator for the purposes of this Paragraph 5(c) using such similar publication or criteria. Executive's Car Allowance may, but is not required to, be increased from time to time, based upon Executive's performance and other relevant factors, as the Board may deem appropriate, without affecting any other provisions of this Agreement. Once so increased in accordance with the immediately preceding sentence, the Car Allowance may not be thereafter decreased without the prior written consent of Executive.

     (d) During the Term of this Agreement, Executive shall be entitled to such fringe benefits, including, but not limited to, medical, health, disability and other insurance benefits, as are made available from time to time to other executive officers of the Corporation or any of the Companies. Whether or not available to others, Executive and Executive's immediate family shall specifically be entitled to medical insurance coverage, paid for by the Corporation, provided that Executive and Executive's immediate family shall qualify for such coverage. For purposes of this Agreement, the term "Executive's immediate family" shall mean Executive's spouse and minor children.

     (e) The Corporation shall reimburse the Executive, in accordance with the practice followed from time to time for other officers of the Corporation, for all reasonable and necessary business and traveling expenses, except as provided

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in Paragraph 5(c) above, and other disbursements incurred by Executive for or on behalf of the Corporation in the performance of Executive's duties hereunder upon presentation by the Executive to the Corporation of an appropriate detailed accounting of such expenses and disbursements.

     (f) In addition to receiving the Base Salary provided for in Paragraph 5(a) and the Incentive Compensation, if any, provided for in Paragraph 5(b), (i) upon the execution of this Agreement and the surrender by Executive of options to purchase an aggregate 174,500 shares of the common stock, par value $.001 per share (the "Common Stock"), of the Corporation, the Corporation shall grant to Executive options to purchase 25,000, 104,500, 45,000 and 200,000 shares of Common Stock, evidenced by option agreements, to be delivered to Executive at such execution and surrender, substantially in the forms annexed to this Agreement as Exhibits A, B, C and D, respectively, (ii) upon the execution of this Agreement, the Corporation shall grant to Executive, under the Corporation's 1998 Stock Incentive Plan, an option to purchase 200,000 shares of Common Stock, evidenced by an option agreement, to be delivered at such execution, substantially in the form annexed to this Agreement as Exhibit E, and
(iii) on each anniversary of the Effective Date occurring during the Term of this Agreement, the Corporation shall grant to Executive, under the Corporation's 1998 Stock Incentive Plan (or successor plan), options to purchase 50,000 shares of Common Stock, at an exercise price equal to the per share last sale price of the Common Stock on such anniversary date evidenced by option agreements, to be delivered on such anniversary date, substantially in the form annexed to this Agreement as Exhibit F.

     (g) Executive shall use Executive's best efforts to obtain and maintain for the Term of this Agreement "key man" term life insurance on the life of Executive in the amount of $2,000,000, the first $1,000,000 of which shall be payable to the Corporation as beneficiary and the second $1,000,000 of which shall be payable to Executive's designee(s). Executive shall have the right to change Executive's designee(s), at Executive's sole discretion, subject to the provisions of the applicable insurance policy. The entire premium expense for such life insurance shall be paid by the Corporation.


6.   Termination of Employment.

     (a) Executive's employment by the Corporation and this Agreement shall terminate in the event of the death of Executive.

     (b) The Corporation may terminate this Agreement and Executive's employment for cause, and, in such an event, the Corporation shall only be obligated to pay Executive the Base Salary through the date of such termination. Prior to any termination pursuant to this Paragraph 6(b), the Corporation must give Executive reasonable written notice and adequate opportunity to respond to the reasons for such termination or, where applicable, cure. For purposes of this Paragraph 6(b), "cause" shall mean that the Board has made a reasonable determination that Executive has:

               (i)  committed a fraud against any of the Companies,
               (ii) misappropriated or done material, intentional damage to the property of any of the Companies,
               (iii) been convicted of a felony involving personal dishonesty, moral turpitude, or willfully violent conduct,
               (iv) engaged in gross business misconduct, (v) engaged in gross malfeasance of Executive's duties, (vi) materially breached any provision of this Agreement, or
               (vii) failed, on account of a medical disability, to substantially perform Executive's duties of employment for a period of 180 consecutive calendar days and the finding by the Board, in the exercise of the Board's reasonable discretion, that Executive will not be able to substantially perform Executive's duties for the shorter of (A) at least a period of an additional 180 calendar days during the Term of this Agreement or (B) for the remainder of the Term of this Agreement.

          For purposes of a determination by the Board pursuant to this Paragraph 6(b), Executive agrees to abstain from voting on any motion for termination for cause by the Board.

     (c) If, for any reason, Executive's employment is terminated under Paragraph 6(a) or clause (vii) of Paragraph 6(b), any compensation payable under Paragraphs 5(a) and 5(b) which shall have been earned but not yet paid shall be paid by the Corporation to Executive or Executive's estate, guardian or custodian, as the case may be. In the case of Incentive Compensation payable under Paragraph 5(b), such amounts shall be deemed earned each day during the year in which Executive is employed pursuant to this Agreement and any payment of such Incentive Compensation made after termination shall be equal to the entire Incentive Compensation for the year times a fraction, the numerator of which is equal to the number of days of the year in which Executive was employed and the denominator of which is 365.


7.   Disclosure of Information.

     Executive agrees that Executive will not, at any time during or after the Term of this Agreement, disclose, reproduce, assign or transfer to any person, firm, corporation or other business entity, except as required by law, any non-public information concerning the business, clients, affairs, business plans, strategies, compounds, formulations, methods, devices, apparatus, preparations, results from ongoing investigations by others, and present and future plans of the Corporation, any subsidiary or affiliate thereof or any company formed or funded by the Corporation ("Confidential Information") for any reason or purpose whatsoever, without the Corporation's written consent; nor shall Executive make use of any of such Confidential Information for Executive's own purpose or for the benefit of any person, firm, corporation or other business entity, except the Corporation or any subsidiary or affiliate thereof.


8.   Restrictive Covenants.

     (a) Executive hereby acknowledges and recognizes that during the term of employment by the Corporation, Executive will be privy to trade secrets and confidential proprietary information critical to the Corporation's business and Executive further acknowledges and recognizes that the Corporation would find it extremely difficult or impossible to replace Executive and accordingly Executive agrees that, in consideration of the premises contained herein and, the consideration to be received by the Executive hereunder, Executive will not, from the date hereof through the end of the Term of this Agreement and for a one year period thereafter, (i) directly or indirectly engage in, represent in any way, or be connected with, any business or activity (such business or activity being hereinafter called a "Competing Business"), in competition with the Corporation or any Subsidiary in any location throughout the world, at the time of Executive's termination of employment with the Corporation, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i) of this Paragraph 8(a) or (iii) induce other employees of any of the Companies to terminate such employee's employment with any of the Companies, or engage in any Competing Business. In the event that termination of Executive is without cause under Paragraph 6(b), then the restrictions specified above shall be applicable for the period of time Executive continues to receive compensation from the Corporation pursuant to this Agreement, but in no event for less than six months from the date of such termination without cause.

     (b) Executive understands that the restrictions contained in Paragraph 8(a) may limit Executive's ability to earn a livelihood in a business similar to the businesses of any of the Companies, but Executive nevertheless believes that Executive will receive sufficient consideration hereunder and as an employee of the Corporation and as otherwise provided hereunder clearly to justify such restrictions which, in any event (given Executive's education, skills and ability), Executive does not believe would prevent Executive from earning a living.

     (c) Executive represents and warrants that:

               (i) Executive is familiar with the covenants not to compete as set forth in Paragraph 8(a) of this Agreement;
               (ii) Executive has had the opportunity to discuss the provisions of the covenants as set forth this Section 8 with Executive's personal attorney and has concluded that such provisions (including, without limitation, the right of equitable relief and the length of time provided for herein) are fair, reasonable and just under the circumstances;
               (iii) Executive is fully aware of the obligations, limitations and liabilities included in the covenants as set forth in Paragraph 8(a) of this Agreement;
               (iv) the scope of activities covered as set forth in Paragraph 8(a) of this Agreement is substantially similar to those activities to be performed by Executive pursuant to this Agreement;
               (v) the duration of covenants as set forth in Paragraph 8(a) of this Agreement have been agreed upon as a reasonable restriction, giving consideration to the following factors: (A) Executive and the Corporation reasonably anticipate that this Agreement, although terminable in accordance with Section 6 or otherwise, may continue in effect for sufficient duration to allow Executive to attain superior bargaining strength and an ability for unfair competition with respect to the customers of the Companies and (B) the duration of the covenants as set forth in Paragraph 8(a) of this Agreement is a reasonably necessary period to allow the Companies to restore the Companies' position of equivalent bargaining strength and fair competition with respect to such customers;
               (vi) the geographical territory covered hereby has been agreed upon as a reasonable geographical restriction; and
               (vii) the Corporation is relying upon the representations, warranties and covenants of Executive contained in this Section 8 in entering into this Agreement and, without such representations, warranties and covenants, the Corporation would not enter into this Agreement.


9. Corporation's Right to Inventions and Work Product.

     Executive shall promptly disclose, grant and assign to the Corporation for the Corporation's sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the business of any of the Companies, which Executive may develop or acquire during the term of employment with the Corporation (whether or not during normal working hours), together with all patent applications, letters, patents, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information.
In connection therewith:

     (a) Executive shall without charge, but at the expense of the Corporation, promptly at all times hereafter execute and deliver to the Corporation and/or the Companies such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Corporation to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Corporation and/or the Companies and to enable the Corporation and/or the Companies to obtain and maintain the entire right and title thereto throughout the world; and

     (b) Executive shall render to the Corporation and/or the Companies at the Corporation's and/or the Companies' expense (including a reasonable payment for the time involved in case Executive is not then in the Corporation's employ) all such assistance as the Corporation and/or the Companies may require in the prosecution of applications for said patents or copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any of said applications, patents or copyrights and in any litigation in which the Corporation and/or the Companies may be involved relating to any such patents, inventions, improvements or technical information.


10.  Enforcement.

     It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly herein.

11. Representations, Warranties, and Covenants of the Executive.

     Executive hereby represents, warrants and covenants to the Corporation that Executive has the capacity to enter into this Agreement, and the execution, delivery and performance of this Agreement and compliance with the provisions hereof by Executive will not conflict with or result in any breach of any of the terms, conditions, covenants or provisions of, or constitute a default under, any note, mortgage, agreement, contract or instrument to which Executive is a party or which Executive may be bound or affected.


12.  Remedies; Survival.

     (a) Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Corporation irreparable harm. In the event of a breach or threatened breach by the Executive of any of the provisions of Sections 7, 8 and 9 hereof, the Corporation shall be entitled to an injunction restraining Executive from such breach. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available for any breach or threatened breach of this Agreement.

     (b) Notwithstanding anything contained in this Agreement to the contrary, the provisions of Sections 7, 8 and 9 shall survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

13.  Notices.

     All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if (a) delivered by hand against written receipt therefor, (b) forwarded by overnight courier or (c) mailed by registered or certified mail, postage prepaid, addressed as follows:

     If to the Corporation, to:         Alcohol Sensors International, Ltd.
                                        11 Oval Drive
                                        Islandia, New York 11722
                                        Attention:  Corporate Secretary;

     with a copy to:                    Kaufman & Associates, LLC
                                        50 Charles Lindbergh Blvd.
                                        Mitchel Field, NY 11553
                                        Attention: Keith S. Braun, Esq.

     If to Executive, to:               Joseph M. Lively
                                        10 Willard Avenue
                                        Farmingdale, New York 11735

or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this Section 13, to the other party hereto. Each such request, demand, notice or other communication shall be deemed given (a) on the date of delivery by hand, (b) on the first business day following the date of delivery to an overnight courier or (c) three business days following mailing by registered or certified mail.

14.  Indemnification.

     The Corporation agrees to indemnify Executive and hold Executive harmless against any and all losses, claims, damages, liabilities and costs (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs of investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which Executive is a party, as and when incurred, directly or indirectly caused by, relating to, based upon or arising out of any work performed by Executive in connection with this Agreement to the full extent permitted by the New York Business Corporation Law and by the Certificate of Incorporation and Bylaws of the Corporation, as may be amended from time to time.

     The indemnification provision of this Section 14 shall be in addition to any liability which the Corporation may otherwise have to Executive.

     If any action, proceeding or investigation is commenced as to which Executive proposes to demand such indemnification, Executive shall notify the Corporation with reasonable promptness. Executive shall have the right to retain counsel of Executive's own choice to represent Executive and the Corporation shall pay all reasonable fees and expenses of such counsel; and such counsel shall, to the fullest extent consistent with such counsel's professional responsibilities, cooperate with the Corporation and any counsel designated by the Corporation. The Corporation shall be liable for any settlement of any claim against Executive made with the Corporation's written consent, which consent shall not be unreasonably withheld, to the fullest extent permitted by the New York Business Corporation Law and the Certificate of Incorporation and Bylaws of the Corporation, as may be amended from time to time.


15.  Prior Agreements/Oral Modification.

     This Agreement supersedes all prior agreements and constitutes the entire Agreement and understanding between parties. This Agreement may not be amended, modified in any manner or terminated orally; and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced; provided, however, that Executive's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement which in all other respects shall remain in full force and effect.


16.  Attorney's Fees.

     In the event of any litigation between the parties to this Agreement, or any of them, concerning this Agreement, the prevailing party shall be entitled to recover the prevailing party's reasonable attorney's fees, including, but not limited to, the prevailing party's reasonable attorney's fees for services rendered on appeal, as determined by a court of competent jurisdiction.


17.  Binding Agreement; Benefit.

     The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.


18.  Governing Law.

     This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of New York.


19.  Arbitration.

     (a) Any dispute arising between the parties to this Agreement, including, but not limited to, those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement ("Arbitrable Dispute") will be submitted to arbitration in New York, New York, before an experienced employment arbitrator and selected in accordance with the rules of the American Arbitration Association labor tribunal. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their claim. Other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be borne equally by the parties hereto.

     (b) Should any party to this Agreement hereafter institute any legal action or administrative proceedings against another party with respect to any claim waived by this Agreement or pursue any other Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorney's fees incurred as a result of such action.

20.  Proper Construction.

     (a) The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

     (b) As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

21.  Waiver of Breach.

     The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.


22.  Entire Agreement; Amendments.

     This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto.


23.  Headings.

     The Section and Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


24.  Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


25.  Assignment.

     This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Corporation whether by merger, consolidation, transfer of all or substantially all assets, or otherwise.

26.  Counterparts.

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


EXECUTIVE:                              CORPORATION:

JOSEPH M. LIVELY                        ALCOHOL SENSORS INTERNATIONAL, LTD.


/s/ Joseph M. Lively                    By: /s/ Keith S. Braun
                                            Name: Keith S. Braun
                                            Title:   Secretary

WITNESS:                                    WITNESS:


/s/ Neil M. Kaufman                         /s/ Neil M. Kaufman
Name:                                       Name: